CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF
                                TELESPACE LIMITED

TELESPACE LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1. That the sole Director of the Corporation by written consent, filed with the minutes of the Board of Directors, adopted a proposed amendment to the Certificate of Incorporation of the Corporation, declared said amendment to be advisable, and called a special meeting of the Stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment to the Certificate of Incorporation is as follows:

         RESOLVED, That the Certificate of Incorporation of the Corporation be amended by amending Article I thereof to change the name of the Corporation so that, as amended, said Article shall read as follows:

           "The name of the Corporation is qinnet.com, Inc."

2. That in lieu of a meeting and vote of the Stockholders of the Corporation, the holder of no less than the minimum number of shares of stock required to authorize or take such action, under applicable statues and under the Corporation's Certificate of Incorporation and Bylaws approved and adopted the foregoing resolution by written consent, pursuant to Section 228 of the General Corporation Code.

3. That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

In witness whereof, Telespace Limited has caused this Certificate to be signed by its duly-appointed officer as of December 14, 1999.

                           TELESPACE LIMITED

                           By:      /s/Weiguo Lang
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                            Its:    President
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